EXHIBIT 11.1 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(UNAUDITED)

NM HOLDINGS, INC.

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                      FOR THE THREE MONTHS
                                                                             ENDED
                                                                           MARCH 31,
                                                                   --------------------------
                                                                      1999           1998
                                                                   -----------    -----------
BASIC LOSS PER SHARE:
   Weighted average shares outstanding                               1,152,145      1,364,006
                                                                   -----------    -----------
   Net income (loss) applicable to common stockholders             $   (41,977)   $    49,153
                                                                   -----------    -----------
   Basic net loss per share applicable to common stockholders:
     Loss from continuing operations                                      (.04)            --
     Income from discontinued operations                                    --            .04
                                                                   -----------    -----------
     Net income (loss) per share                                   $      (.04)   $       .04
                                                                   ===========    ===========

DILUTED LOSS PER SHARE:
   Weighted average shares outstanding                               1,152,145      1,364,006
   Dilutive potential common shares                                         --             --
                                                                   -----------    -----------
     Total                                                           1,152,145      1,364,006
                                                                   -----------    -----------
   Net income (loss) applicable to common stockholders                 (41,977)        49,153
                                                                   -----------    -----------
   Diluted net loss per share applicable to common stockholders:
     Loss from continuing operations                                      (.04)            --
     Income from discontinued operations                                    --            .04
                                                                   -----------    -----------
     Net income (loss) per share                                   $      (.04)   $       .04
                                                                   ===========    ===========